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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 15, 2001
                                                          --------------

                              RailWorks CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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          Delaware                   0-24639            58-2382378
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 (State or other jurisdiction      (Commission       (IRS Employer
     of incorporation)              File Number)     Identification)



                     6225 Smith Street, Baltimore, MD 21209
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               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (410) 580-6000
                                                           --------------





          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

                  RailWorks Corporation (the "Registrant") previously announced that it requested an oral hearing to appeal the determination of the Staff of the Nasdaq that the Registrant no longer qualifies for continued listing on the Nasdaq National Market ("NNM") because it has failed to maintain a minimum bid price of $5.00 per share. The oral hearing was held on March 8, 2001. By letter dated March 15, 2001, the Nasdaq Listing Qualifications Panel issued its decision on the Registrant's appeal. The decision continued the listing of Registrant's Common Stock on the NNM provided that Registrant demonstrates a closing bid price of at least $5 per share on or before May 18, 2001 and immediately thereafter demonstrates a closing bid price of at least $5 for a minimum of ten consecutive trading days and also demonstrates compliance with all other requirements for continued listing on the NNM. The decision further provides that if Registrant does not satisfy these conditions, the listing of its Common Stock may be moved to the Nasdaq SmallCap Market ("SmallCap Market") provided it meets the requirements for continued listing on the SmallCap Market.

                  In order to meet the conditions imposed by the decision, Registrant will be seeking stockholder approval for amendments to its Certificate of Incorporation to effect a reverse stock split at a rate of between one to two and one to ten, such rate to consist only of whole numbers and tenths, depending upon the determination of a committee of the board of directors, of which the sole member is the Registrant's Chief Executive Officer, after consultation with the independent members of its Board of Directors, that a reverse split at such rate is in the best interests of the Company and its stockholders, and authorizing the filing of one such amendment. On March 19, 2001, Registrant filed a preliminary proxy statement with the Securities and Exchange Commission for its annual meeting to be held on May 4, 2001. The definitive proxy statement to be filed by Registrant will contain a proposal for stockholder approval of the reverse split described above.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:      March 27, 2001


                                             RAILWORKS CORPORATION
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                                             (Registrant)

                                   By:       /S/JOHN G. LARKIN
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                                             John G. Larkin
                                             Chief Executive Officer